EXHIBIT 10.43
As of January 25, 2002

TO:    Purchasers of Units (each a “Lender” and collectively the “Lenders”) consisting of $3,560,000 principal amount of 15% Senior Secured Notes of World Wireless Communications, Inc. (the “Company” or the “Borrower”).

Re:    Amendment of Agreements

Gentlemen:

Reference is made to the Loan Agreement between the Lenders and the Company dated as of May 17, 2001, as amended on August 7, 2001, effective as of May 17, 2001 (the “Agreement”), including the Warrant attached thereto as Exhibit B (the “Warrant”) and the Amended and Restated Pledge/Security Agreement attached thereto as Exhibit C ( the “Security Agreement”).

For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by the Lenders, and as an additional inducement for the Company to continue its offering of units of its preferred stock and warrants pursuant to the Confidential Private Placement Memorandum dated January 8, 2002, the Company and each Lender agree as follows:

1.    The Borrower agreed to execute and deliver, and executed and delivered, a Promissory Note to Lancer Offshore, Inc. in the principal sum of $350,000 and warrants to purchase 175,000 shares of the Borrower’s Common Stock at an exercise price of $0.30 per share, expiring on January 24, 2007, receipt of which is hereby acknowledged.

2.    Section 1.1(a) of the Loan Agreement shall be amended to read as follows effective as of January 25, 2002:

“(a)    Simultaneously with the execution and the delivery of this Agreement, Lancer Offshore, Inc. agrees to lend to Borrower the aggregate sum of $2,250,000, of which (i) the sum of $1,125,000 shall be paid to Borrower upon the execution and the delivery of this Agreement and (ii) the sum of $1,125,000 shall be paid to Borrower on July 15, 2001, provided that Borrower has raised the sum of $2,000,000 in equity from persons other than Michael Lauer and his affiliates, including, without limitation, Lancer Offshore Inc., Lancer Partners, L.P., and The Orbiter Fund Ltd.(such loan, together with any other amounts loaned pursuant to this Agreement by any Lender from time to time, including that specified in Section 1.1 (b) hereof, with the consent of the parties hereto, up to a total sum of $5,000,000, shall be referred to collectively as the “Loan”). The Loan shall be used solely by Borrower in the operation of its business as determined by the President of

Borrower, subject to supervision thereof by Board of Directors of Borrower. As of January 25, 2002, Lancer Offshore, Inc. loaned the Borrower the principal amount of $2,910,000. The Loan shall be repaid on February 28, 2002 unless it is mandatorily converted into shares of Borrower’s Common Stock before that date as provided in Section 1.5 hereof.”

3.    Section 1.5 of the Loan Agreement shall be amended to read as follows, effective as of January 25, 2002:

“(a)    The Loan shall be mandatorily converted into shares of the Common Stock of Borrower at the rate of one share per each $0.05 principal amount of debt, including interest (subject to adjustment for stock dividends, stock splits and reverse stock splits, if any) immediately upon (i) the approval of such conversion by Borrower’s shareholders at a meeting of shareholders held for such purpose (among other purposes) and (ii) Borrower’s receipt of $3,560,000 in equity from persons other than Michael Lauer and his affiliates, Lancer Offshore, Inc., Lancer Partner L.P. or the Orbiter Fund Ltd. on or before February 28, 2002.”

4.    Each Warrant issuable pursuant to the Agreement on and after January 25, 2002 shall be in the form attached hereto as Schedule 1.

5.    Section 5.6(a) of the Security Agreement shall be amended to read as follows, effective as of November 14, 2001:

“Section 5.6    Additional Remedies upon Default.    Notwithstanding anything contained in this Agreement to the contrary, if Pledgor defaults in the payment of principal or interest on any Note at the maturity date of any Note, in addition to any interest rate penalty provided in the Note:

(a)    Pledgor shall transfer to Pledgee 1,780,000 shares of the common stock of Pledgor, subject to applicable securities laws restrictions, for each 30-day period during which such default shall be in existence (the “Default Shares”), commencing with the month in which such default first occurs and continuing until such default is cured or otherwise satisfied, but in no event shall Pledgor be required to issue more than 12,500,000 shares pursuant to this Section 5.6 (a). The representations and warranties of Pledgee set forth in Section 3 of Pledgee’s Subscription Agreement shall be true and correct with respect to such Default Shares on the date of each such transfer; and”

Except as amended as set forth herein, the Agreement including, without limitation, the Security Agreement shall continue in full force and effect in accordance with its terms.

If this letter accurately sets forth our understanding, please sign your name below and return your signed original to us immediately.

Very truly yours,

WORLD WIRELESS COMMUNICATIONS, INC.

/s/ David D. Singer

David D. Singer, President

LANCER OFFSHORE, INC.

/s/ Michael Lauer

Michael Lauer, Manager

LANCER PARTNERS L.P.

/s/ Michael Lauer

Michael Lauer, Manager

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